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EXHIBIT 21.1

Subsidiaries of the Company

    The Company has the following subsidiaries:

      3D Canada Company, a Nova Scotia unlimited liability company ("3D Canada"), a wholly-owned subsidiary of the Company;

and

      3D Holdings, LLC, a Delaware limited liability company, owned by the Company and 3D Canada Company;

and

      3D Systems, Inc., a California corporation ("3D California"), a wholly-owned subsidiary of 3D Canada;

and

      3D Systems Europe Limited ("3D Europe"), a U.K. corporation, a wholly-owned subsidiary of 3D California;

and

      3D Systems GmbH, a German corporation, a wholly-owned subsidiary of 3D Europe;

and

      3D Systems France SARL, a French limited liability company, a wholly-owned subsidiary of 3D Europe;

and

      3D Systems Italia S.r.l., an Italian limited liability company, a wholly-owned subsidiary of 3D Europe and the Company;

and

      3D Capital Corporation, a wholly-owned subsidiary of 3D California;

and

      3D Systems International, Inc., a Barbados corporation, a wholly-owned subsidiary of 3D California;

and

      3D Systems Asia Pacific, Ltd., a California corporation, a wholly-owned subsidiary of 3D California;

and

      OptoForm SARL, a French limited liability company, a wholly-owned subsidiary of 3D Systems France SARL.

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EXHIBIT 21.1
Subsidiaries of the Company